Exhibit 99.1

NEWS RELEASE

SPX REPORTS THIRD QUARTER 2010 RESULTS

Earnings Per Share from Continuing Operations of $0.78;

Adjusted Earnings Per Share* of $1.11

Raises 2010 EPS Guidance Range, on an Adjusted Basis*, to $3.45 to $3.60 from $3.30 to $3.50 Per Share

CHARLOTTE, NC — November 3, 2010 — SPX Corporation (NYSE:SPW) today reported results for the third quarter ended October 2, 2010:

Third Quarter Highlights:

•                  Revenues increased 9.9% to $1.29 billion from $1.17 billion in the year-ago quarter.  Organic revenues* increased 6.8%, completed acquisitions increased reported revenues by 4.8%, and the impact of currency fluctuations decreased reported revenues by 1.7%.

•                  Segment income and margins were $157.8 million and 12.2%, compared with $156.4 million and 13.3% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $0.78, compared with $0.98 in the year-ago quarter.  The current-year quarter included charges of $25.6 million, or $0.33 per share, associated with the early termination of debt and related interest rate swap agreements.

•                  Adjusted net income per share from continuing operations, which excludes the impact of the debt termination charges noted above, was $1.11, compared to the company’s guidance of $1.00 to $1.10.

•                  Net cash from continuing operations was $20.5 million, compared with $208.8 million in the year-ago quarter.  The current quarter net cash from continuing operations included cash usage of $24.5 million for the early termination of debt and associated interest rate swap agreements.  The remaining decline in cash flow was due primarily to an increase in working capital, which was partially offset by lower spending on restructuring.

•                  Adjusted free cash flow from continuing operations* during the quarter, which excludes the cash paid in connection with the early debt termination noted above, was $32.9 million, compared with $194.0 million in the year-ago quarter.  The decline was due primarily to the items noted above, partially offset by lower capital expenditures in 2010.

“The third quarter results marked our strongest operating performance of the year.  On an adjusted basis, earnings per share increased 13% over the third quarter of 2009.  We reported overall organic revenue growth for the first time since Q4 2008.  The growth was broad-based across our four reporting segments and key geographies.  It reflected strong demand in many of our early cycle businesses, growth in emerging markets and solid project execution,” said Christopher J. Kearney, President, Chairman and Chief Executive Officer of SPX.

“Sales into emerging markets were strong again in Q3, accounting for 26% of our total revenue.  We also took some key strategic actions that we expect will improve our global capabilities and enhance our long-term competitive position.  One was the completion of the Anhydro acquisition during the quarter.  Anhydro is a leading supplier of custom engineered food and beverage processing systems, and represents an excellent strategic fit into our Flow Technology segment, broadening our food and beverage systems capabilities.  Another was the refinancing of a significant portion of our outstanding debt during the quarter, capitalizing on favorable market conditions and increasing our financial flexibility.”

“Recovery in our key markets is progressing largely in line with our expectations.  In Q3, we were encouraged by sustained momentum in our early cycle businesses.  We also saw modest signs of improvement in some of our late cycle power and energy businesses.  Order trends were positive, both sequentially and year over year, for many of our businesses in the quarter, and our backlog increased 8% sequentially.”

“Looking at the outlook for the full year, we have raised our adjusted earnings per share guidance range to $3.45 to $3.60 per share from the previous range of $3.30 to $3.50 per share.  Our adjusted free cash flow guidance remains at $180 to $220 million and we expect to generate the majority of our annual free cash flow in the fourth quarter,” Kearney said.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the third quarter of 2010 were $438.6 million compared to $406.0 million in the third quarter of 2009, an increase of $32.6 million, or 8.0%.  Organic revenues increased 1.2%, driven primarily by project execution and demand in industrial end markets.  The 2010 acquisitions of Anhydro and Gerstenberg Schroeder increased reported revenues by 8.3%, while the impact of currency fluctuations decreased reported revenues by 1.5%, from the year-ago quarter.

Segment income was $58.2 million, or 13.3% of revenues, in the third quarter of 2010 compared to $49.6 million, or 12.2% of revenues, in the third quarter of 2009.  The increase in segment income and margins was due primarily to favorable product mix in the organic revenue growth noted above and benefits from restructuring actions taken in 2009 and other operating initiatives.  The acquisitions of Anhydro and Gerstenberg Schroeder diluted segment margins by 80 basis points.

Test and Measurement

Revenues for the third quarter of 2010 were $227.6 million compared to $187.6 million in the third quarter of 2009, an increase of $40.0 million, or 21.3%.  Organic revenues increased 23.5%, driven primarily by increased sales of diagnostic and service tools to vehicle manufacturers and their dealer service networks.  The impact of currency fluctuations decreased revenues by 2.2% from the year-ago quarter.

Segment income was $17.8 million, or 7.8% of revenues, in the third quarter of 2010 compared to $12.9 million, or 6.9% of revenues, in the third quarter of 2009.  The increase in segment income and margins was due primarily to the impact of the organic revenue growth noted above and the benefits from restructuring actions taken in 2009 and other operating initiatives.

Thermal Equipment and Services

Revenues for the third quarter of 2010 were $440.1 million compared to $401.4 million in the third quarter of 2009, an increase of $38.7 million, or 9.6%.  Organic revenues increased 6.6% in the quarter, driven primarily by increased sales of cooling systems and heat exchangers in emerging regions. The December 2009 SPX Heat Transfer Inc. acquisition increased reported revenues by 5.1%, while the impact of currency fluctuations decreased reported revenues by 2.1%, from the year-ago quarter.

Segment income was $60.2 million, or 13.7% of revenues, in the third quarter of 2010 compared to $59.2 million, or 14.7% of revenues, in the third quarter of 2009.  The increase in segment income was due primarily to the organic revenue growth noted above.  The decline in segment margins was due primarily to unfavorable project mix.  The SPX Heat Transfer Inc. acquisition diluted segment margins by 40 basis points.

Industrial Products and Services

Revenues for the third quarter of 2010 were $183.5 million compared to $178.6 million in the third quarter of 2009, an increase of $4.9 million, or 2.7%.  Organic revenues increased 2.2% in the quarter, as growth in solar crystal growers, hydraulic tools and communications systems offset pricing declines for power transformers.  Completed acquisitions increased reported revenues by 0.8%, while the impact of currency fluctuations decreased reported revenues by 0.3%, from the year-ago quarter.

Segment income was $21.6 million, or 11.8% of revenues, in the third quarter of 2010 compared to $34.7 million, or 19.4% of revenues, in the third quarter of 2009.  The decrease in segment income and margins was due primarily to the impact of the pricing decline in power transformers, which was only partially offset by the organic revenue growth noted above.

OTHER ITEMS

Dividend:  On August 26, 2010, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on September 15, 2010, which was paid on October 5, 2010.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended October 2, 2010 with the Securities and Exchange Commission by November 11, 2010.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation (NYSE: SPW) is a Fortune 500 multi-industry manufacturing leader that provides its customers with highly-specialized, engineered solutions to solve critical business issues.

SPX products and technologies play an important role in the expansion of global infrastructure to help meet increased demand for power and energy and support many different sources of power generation, including coal and natural gas, nuclear, solar and geothermal. The company’s innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; highly advanced food processing components and turnkey, scalable systems serving the global food and beverage industry; process equipment that assists a variety of flow processes including oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair; and power transformers that allow utility companies to regulate electric voltage, transmission and distribution.

With headquarters in Charlotte, North Carolina, SPX has approximately 15,000 employees in more than 35 countries worldwide. Visit www.spx.com.

*  Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403
investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Revenues	$1,289.8	$1,173.6	$3,565.1	$3,526.7

Costs and expenses:
Cost of products sold	911.3	819.0	2,519.9	2,492.0
Selling, general and administrative	254.1	227.4	757.8	711.5
Intangible amortization	6.8	5.6	19.4	16.0
Special charges, net	8.9	19.3	20.1	54.5
Operating income	108.7	102.3	247.9	252.7

Other expense, net	(6.8)	(6.6)	(20.7)	(20.4)
Interest expense	(22.4)	(22.9)	(63.5)	(68.7)
Interest income	1.0	1.8	3.9	6.0
Loss on early extinguishment of interest rate protection agreements and term loan	(25.6)	—	(25.6)	—
Equity earnings in joint ventures	6.4	5.6	22.3	21.9
Income from continuing operations before income taxes	61.3	80.2	164.3	191.5
Income tax provision	(21.5)	(29.4)	(37.4)	(63.3)
Income from continuing operations	39.8	50.8	126.9	128.2

Loss from discontinued operations, net of tax	—	(1.9)	—	(3.3)
Gain (loss) on disposition of discontinued operations, net of tax	(0.1)	(16.9)	12.1	(35.5)
Income (loss) from discontinued operations, net of tax	(0.1)	(18.8)	12.1	(38.8)

Net income	39.7	32.0	139.0	89.4

Less: Net income (loss) attributable to noncontrolling interests	0.3	(14.0)	(1.3)	(14.4)

Net income attributable to SPX Corporation common shareholders	$39.4	$46.0	$140.3	$103.8

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$39.5	$48.5	$128.2	$126.8
Income (loss) from discontinued operations, net of tax	(0.1)	(2.5)	12.1	(23.0)
Net income	$39.4	$46.0	$140.3	$103.8

Basic income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.79	$0.99	$2.58	$2.57
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	—	(0.05)	0.25	(0.47)
Net income per share attributable to SPX Corporation common shareholders	$0.79	$0.94	$2.83	$2.10

Weighted average number of common shares outstanding - basic	49.740	49.170	49.643	49.378

Diluted income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.78	$0.98	$2.55	$2.55
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	—	(0.05)	0.24	(0.46)
Net income per share attributable to SPX Corporation common shareholders	$0.78	$0.93	$2.79	$2.09

Weighted average number of common shares outstanding - diluted	50.445	49.650	50.222	49.781

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	October 2,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and equivalents	$391.0	$522.9
Accounts receivable, net	1,234.5	1,046.3
Inventories	582.4	560.3
Other current assets	165.9	121.2
Deferred income taxes	53.4	56.1
Assets of discontinued operations	—	5.7
Total current assets	2,427.2	2,312.5
Property, plant and equipment:
Land	39.6	39.1
Buildings and leasehold improvements	249.4	250.4
Machinery and equipment	730.3	712.2
	1,019.3	1,001.7
Accumulated depreciation	(484.0)	(455.3)
Property, plant and equipment, net	535.3	546.4
Goodwill	1,639.0	1,600.0
Intangibles, net	742.7	708.3
Deferred income taxes	85.9	114.7
Other assets	482.0	442.5
TOTAL ASSETS	$5,912.1	$5,724.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$531.2	$475.8
Accrued expenses	980.9	987.5
Income taxes payable	44.2	40.3
Short-term debt	132.9	74.4
Current maturities of long-term debt	22.6	76.0
Liabilities of discontinued operations	—	5.3
Total current liabilities	1,711.8	1,659.3

Long-term debt	1,154.8	1,128.6
Other income taxes	96.9	92.1
Other long-term liabilities	914.9	962.9
Total long-term liabilities	2,166.6	2,183.6

Equity:
SPX Corporation shareholders’ equity:
Common stock	984.4	979.0
Paid-in capital	1,444.3	1,425.7
Retained earnings	2,305.9	2,203.0
Accumulated other comprehensive loss	(193.9)	(213.6)
Common stock in treasury	(2,516.1)	(2,523.3)
Total SPX Corporation shareholders’ equity	2,024.6	1,870.8
Noncontrolling interests	9.1	10.7
Total equity	2,033.7	1,881.5
TOTAL LIABILITIES AND EQUITY	$5,912.1	$5,724.4

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009
Cash flows from (used in) operating activities:
Net income	$39.7	$32.0	$139.0	$89.4
Less: Income (loss) from discontinued operations, net of tax	(0.1)	(18.8)	12.1	(38.8)
Income from continuing operations	39.8	50.8	126.9	128.2
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	8.9	19.3	20.1	54.5
Loss on early extinguishment of interest rate protection agreements and term loan	25.6	—	25.6	—
Gain on sale of product line	—	—	—	(1.4)
Deferred and other income taxes	4.2	5.1	15.9	9.5
Depreciation and amortization	27.0	28.1	82.9	80.0
Pension and other employee benefits	16.1	12.3	50.6	40.0
Stock-based compensation	5.3	6.4	25.4	21.7
Other, net	1.3	2.9	3.5	17.0
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(91.4)	10.0	(230.7)	98.4
Inventories	(11.9)	(10.9)	1.8	45.4
Accounts payable, accrued expenses and other	0.9	100.0	(56.5)	(210.6)
Cash spending on restructuring actions	(5.3)	(15.2)	(22.5)	(47.0)
Net cash from continuing operations	20.5	208.8	43.0	235.7
Net cash from (used in) discontinued operations	(0.5)	1.5	(2.5)	9.7
Net cash from operating activities	20.0	210.3	40.5	245.4

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	0.2	1.3	2.3	2.9
(Increase) decrease in restricted cash	7.4	(1.0)	2.5	8.9
Business acquisitions and investments, net of cash acquired	(63.8)	—	(122.1)	—
Capital expenditures	(12.1)	(14.8)	(35.7)	(59.7)
Net cash used in continuing operations	(68.3)	(14.5)	(153.0)	(47.9)
Net cash from (used in) discontinued operations	—	(0.3)	7.4	18.2
Net cash used in investing activities	(68.3)	(14.8)	(145.6)	(29.7)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	63.0	(58.0)	174.0	214.0
Repayments under senior credit facilities	(629.5)	(115.8)	(739.5)	(316.6)
Borrowings under senior notes	600.0	—	600.0	—
Borrowings under trade receivables agreement	25.0	15.0	35.0	127.0
Repayments under trade receivables agreement	(30.0)	(46.0)	(41.0)	(106.0)
Net repayments under other financing arrangements	(1.1)	(5.6)	(1.0)	(23.9)
Purchases of common stock	—	—	—	(113.2)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	1.1	5.9	(5.5)	0.3
Purchase of noncontrolling interest in subsidiary	—	—	—	(3.2)
Financing fees paid	(11.6)	—	(12.6)	—
Dividends paid	(12.6)	(12.2)	(37.7)	(37.4)
Net cash from (used in) continuing operations	4.3	(216.7)	(28.3)	(259.0)
Net cash from discontinued operations	—	—	—	0.2
Net cash from (used in) financing activities	4.3	(216.7)	(28.3)	(258.8)
Change in cash and equivalents due to changes in foreign exchange rates	26.9	24.8	1.5	5.3
Net change in cash and equivalents	(17.1)	3.6	(131.9)	(37.8)
Consolidated cash and equivalents, beginning of period	408.1	434.5	522.9	475.9
Consolidated cash and equivalents, end of period	$391.0	$438.1	$391.0	$438.1

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Nine months ended
	October 2, 2010	September 26, 2009%		October 2, 2010	September 26, 2009%
Flow Technology

Revenues	$438.6	$406.0	8.0%	$1,176.0	$1,196.2	-1.7%
Gross profit	151.0	133.9		413.6	401.3
Selling, general and administrative expense	89.3	81.4		259.6	244.6
Intangible amortization expense	3.5	2.9		9.3	8.5
Segment income	$58.2	$49.6	17.3%	$144.7	$148.2	-2.4%
as a percent of revenues	13.3%	12.2%		12.3%	12.4%

Test and Measurement

Revenues	$227.6	$187.6	21.3%	$671.9	$591.2	13.7%
Gross profit	66.4	55.4		199.4	167.5
Selling, general and administrative expense	47.1	40.6		139.8	130.2
Intangible amortization expense	1.5	1.9		4.7	5.3
Segment income	$17.8	$12.9	38.0%	$54.9	$32.0	71.6%
as a percent of revenues	7.8%	6.9%		8.2%	5.4%

Thermal Equipment and Services

Revenues	$440.1	$401.4	9.6%	$1,186.6	$1,112.5	6.7%
Gross profit	114.4	107.0		299.2	259.4
Selling, general and administrative expense	52.6	47.1		153.9	149.4
Intangible amortization expense	1.6	0.7		4.7	1.9
Segment income	$60.2	$59.2	1.7%	$140.6	$108.1	30.1%
as a percent of revenues	13.7%	14.7%		11.8%	9.7%

Industrial Products and Services

Revenues	$183.5	$178.6	2.7%	$530.6	$626.8	-15.3%
Gross profit	51.0	60.9		146.1	214.8
Selling, general and administrative expense	29.2	26.1		86.0	84.3
Intangible amortization expense	0.2	0.1		0.7	0.3
Segment income	$21.6	$34.7	-37.8%	$59.4	$130.2	-54.4%
as a percent of revenues	11.8%	19.4%		11.2%	20.8%

Total segment income	$157.8	$156.4		$399.6	$418.5
Corporate expenses	21.5	19.0		66.7	61.5
Pension and postretirement expense	13.4	9.4		39.5	28.1
Stock-based compensation expense	5.3	6.4		25.4	21.7
Special charges, net	8.9	19.3		20.1	54.5
Consolidated Operating Income	$108.7	$102.3	6.3%	$247.9	$252.7	-1.9%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended October 2, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth	Acquisitions	Currency	Growth

Flow Technology	8.0%	8.3%	(1.5)%	1.2%

Test and Measurement	21.3%	—%	(2.2)%	23.5%

Thermal Equipment and Services	9.6%	5.1%	(2.1)%	6.6%

Industrial Products and Services	2.7%	0.8%	(0.3)%	2.2%

Consolidated	9.9%	4.8%	(1.7)%	6.8%

	Nine months ended October 2, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	(1.7)%	4.3%	0.6%	(6.6)%

Test and Measurement	13.7%	—%	(0.7)%	14.4%

Thermal Equipment and Services	6.7%	6.3%	(0.9)%	1.3%

Industrial Products and Services	(15.3)%	0.5%	(0.1)%	(15.7)%

Consolidated	1.1%	3.5%	(0.2)%	(2.2)%

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Nine months ended
October 2, 2010

Beginning cash and equivalents	$522.9

Operational cash flow	43.0
Business acquisitions and investments, net of cash acquired	(122.1)
Capital expenditures	(35.7)
Decrease in restricted cash	2.5
Proceeds from asset sales and other	2.3
Borrowings under senior credit facilities	174.0
Repayments under senior credit facilities	(739.5)
Borrowings under senior notes	600.0
Net repayments under other financing arrangements	(1.0)
Net repayments under trade receivable agreement	(6.0)
Financing fees paid	(12.6)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.5)
Dividends paid	(37.7)
Cash from discontinued operations	4.9
Change in cash due to changes in foreign exchange rates	1.5

Ending cash and equivalents	$391.0

	Debt at				Debt at
	12/31/2009	Borrowings	Repayments	Other	10/2/2010

Term loan	$600.0	$—	$(600.0)	$—	$—
Domestic revolving loan facility	61.5	174.0	(139.5)	—	96.0
6.875% senior notes	—	600.0	—	—	600.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	22.0	35.0	(41.0)	—	16.0
Other indebtedness	46.0	11.8	(12.8)	3.8	48.8

Totals	$1,279.0	$820.8	$(793.3)	$3.8	$1,310.3

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Net cash from continuing operations	$20.5	$208.8	$43.0	$235.7

Capital expenditures - continuing operations	(12.1)	(14.8)	(35.7)	(59.7)

Free cash flow from continuing operations	$8.4	$194.0	$7.3	$176.0

Cash paid on early extinguishment of interest rate protection agreements and term loan	24.5		24.5

Adjusted free cash flow from continuing operations	$32.9		$31.8

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Three months ended		Nine months ended
	October 2, 2010	September 26, 2009	October 2, 2010	September 26, 2009

Diluted net income per share of common stock from continuing operations	$0.78	$0.98	$2.55	$2.55

Tax matters	—	—	(0.40)	—

Loss on early extinguishment of interest rate protection agreements and term loan	0.33	—	0.33	—

Adjusted diluted net income per share of common stock from continuing operations	$1.11	$0.98	$2.48	$2.55

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	2010E Guidance Range

Net cash from continuing operations	$245.5	$285.5

Capital expenditures	(90.0)	(90.0)

Free cash flow from continuing operations	155.5	195.5

Cash paid on early extinguishment of interest rate protection agreements and term loan	24.5	24.5

Adjusted free cash flow from continuing operations	$180.0	$220.0

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Current 2010E Guidance Range

Diluted net income per share of common stock from continuing operations	$3.52	$3.67

Tax matters	(0.40)	(0.40)

Loss on early extinguishment of interest rate protection agreements and term loan	0.33	0.33

Adjusted diluted net income per share of common stock from continuing operations	$3.45	$3.60

	Previous 2010E Guidance Range

Diluted net income per share of common stock from continuing operations	$3.70	$3.90

Tax matters	(0.40)	(0.40)

Adjusted diluted net income per share of common stock from continuing operations	$3.30	$3.50